Exhibit 10.4 to
                                                                        Form 8-K


             SECOND AMENDED AND RESTATED VARIABLE RATE SECURED NOTE
                              DUE DECEMBER 31, 2007

                                                            Salt Lake City, Utah
                                                                 October 9, 2002

                     For value received, the undersigned HomeFed corporation, a Delaware corporation ("Borrower"), unconditionally promises to pay to the order of Leucadia Financial Corporation, a Utah corporation ("Lender"), at Lender's principal place of business or at such other place as may be designated in writing by Lender, in lawful money of the United States of America and in immediately available funds, the principal sum of $26,462,381.64 plus interest.

                     This Note is made pursuant to that certain Second Amended and Restated Loan Agreement of even date herewith between Borrower and Lender ("Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Interest on this Note shall be payable in accordance with the terms of the Loan Agreement. This Note is due and payable on December 31, 2007. There are no conversion rights under this Note.

                     This Note amends and restates and is being issued in substitution for, but is not in payment or satisfaction of, the Note dated as of August 14, 1998 (the "Original Note") in the aggregate principal amount of TWENTY SIX MILLION FOUR HUNDRED SIXTY TWO THOUSAND THREE HUNDRED EIGHTY ONE AND 64/100 DOLLARS ($26,462,381.64), such Original Note having been issued in connection with the First Amended and Restated Loan Agreement.

                  This Note is secured by, among other things, the following:

                     (i) that certain Security Agreement and Stock Pledge dated July 3, 1995, executed by Borrower;

                     (ii) that certain Payment Guaranty dated July 3, 1995, executed by HomeFed Communities, Inc., a California corporation ("HomeFed Communities"), which Payment Guaranty is secured by a Security Agreement of even date herewith, executed by HomeFed Communities;

                     (iii) that certain Payment Guaranty dated July 3, 1995, executed by HomeFed Resources Corporation, a California corporation ("HomeFed Resources"), which Payment Guaranty is secured by a Security Agreement of even date herewith, executed by HomeFed Resources; and

                     (iv) that certain Payment Guaranty and Deed of Trust dated July 3, 1995, each executed by Paradise Valley Communities No. I, a California general partnership (and related financing statements).

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                     If an Event of Default shall occur and be continuing, all
Principal and all interest accrued and other amounts due hereunder may be declared due and payable in the manner and with the effect provided in the Loan Agreement.

                     If any attorney is engaged by Lender to enforce or defend any provision of this Note or the Loan Agreement, or as a consequence of any Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand reasonable attorneys' fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the Principal as if such unpaid attorneys' fees and costs had been added to Principal.

                     No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or the Loan Agreement shall constitute a waiver of any breach, default, or failure of condition under this Note or the Loan Agreement. A waiver of any term of this Note or the Loan Agreement must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan, the terms of the Loan Agreement and this Note shall prevail.

                     Except as may otherwise be provided in the Loan Agreement, Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties, if any, securing payment of this Note.

                     Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the internal laws of the State or Utah, except to the extent that Federal laws preempt the laws of the State of Utah.

                     Any legal action or proceeding with respect to this Note or any document related hereto may be brought in the courts of the State of Utah or of the United States of America for the District of Utah, and, by execution and delivery of this Note, the Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens, which Borrower may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.


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                     The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided in the Loan Agreement.

                     Nothing contained in this Note shall affect the right of Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                                   BORROWER:
                                   HomeFed Corporation,
                                   a Delaware Corp.
                                   By:  /s/ Paul J. Borden
                                        ---------------------------
                                        Name: Paul J. Borden
                                        Title: President

                                   Address:  529 East South Temple
                                             Salt Lake City, UT  84012
                                             Telecopier:   (801-524-1751)
                                             Telephone:    (801-521-1049)










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